Exhibit 99.2

PROFORMA
The following unaudited pro forma condensed combined financial statements give effect to the Resort Savers Inc.'s (the "Company", "Resort Savers") acquisition of 60% outstanding shares of Shenzhen Amuli Development Company Limited (“Amuli”).

On October 1, 2015, the Company’s wholly-owned subsidiary, Xing Rui International Investment Holding Group, Ltd., by and through a newly formed a Peoples Republic of China corporation subsidiary Hua Xin Chang Rong (Shenzhen) Technology Service Company Limited (“Hua Xin Chang”), completed a purchase of sixty percent (60%) of the shares of Amuli, a Peoples Republic of China corporation from Xu Xiao Yun, for 3,033,926 shares of Resort Savers’ common stock. The purchase price is valued at $2,400,000. The shares of Amuli were sold in a private transaction, and the shares of the Company will be issued pursuant to an exemption from registration under Regulation S of the Securities Act of 1933.

There is no material relationship between the registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement or amendments thereto.

Pro Forma
Balance Sheet
July 31, 2015
(Unaudited)

	Resort Savers	Amuli
	July 31,	September 30,	Proforma	Proforma	Proforma	Proforma
	2015	2015	Adjustments	Adjustments	Adjustments	As Adjusted
	(Unaudited)	(Audited)	(a)	(b)

ASSETS
Current Assets
Cash	$1,069	$2,063	$-	$-	$-	$3,132
Total current assets	1,069	2,063	-	-	-	3,132

Fixed assets, net	-	200,996			-	200,996
Goodwill	-	-	-	4,005,224	4,005,224	4,005,224
Investment	1,907,308	-	2,400,000	(2,400,000)	-	1,907,308
Total Assets	$1,908,377	$203,059	$2,400,000	$1,605,224	$4,005,224	$6,116,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$8,253	$208,283	$-	$-	$-	$216,536
Due to related party	3,913	-	-	-	-	3,913
Total current liabilities	12,166	208,283	-	-	-	220,449

Total Liabilities	12,166	208,283	-	-	-	220,449

Stockholders' Equity
Preferred stock, $0.0001 par value; 15,000,000 shares authorized;0 shares issued and outstanding	-	-	-	-	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized;originally 67,142,315 shares issued and outstanding, 70,176,241 shares issued and outstanding after acquisiton	6,714	-	303	-	303	7,017
Additional paid-in capital	2,131,756	-	2,399,697	-	2,399,697	4,531,453
Accumulated deficit	(180,259)	-	-	-	-	(180,259)
Accumulated other comprehensive loss	(62,000)	(5,224)	-	5,224	5,224	(62,000)
Total Resort Savers, Inc. stockholders' equity	1,896,211	(5,224)	2,400,000	5,224	2,405,224	4,296,211
Non-controlling interest	-	-	-	1,600,000	1,600,000	1,600,000
Total equity	1,896,211	(5,224)	2,400,000	1,605,224	4,005,224	5,896,211
Total Liabilities and Stockholders' Equity	$1,908,377	$203,059	$2,400,000	$1,605,224	$4,005,224	$6,116,660

Pro Forma
Statement of Operations
July 31, 2015
(Unaudited)

		Amuli
		Period from
	Resort Savers	July 9, 2015
	Six Months Ended	(date of incorporation to)
	July 31,	September 30,
	2015	2015	Proforma	Proforma
	(Unaudited)	(Audited)	Adjustments	As Adjusted

Revenue	$-	$-	$-	$-

Operating Expenses
General and administrative	7,150	-	-	7,150
Professional fees	50,766	5,224	(5,224)	50,766
Total Operating Expenses	57,916	5,224	(5,224)	57,916

Loss from Operations	(57,916)	(5,224)	5,224	(57,916)

Other expense
Equity loss on unconsolidated affiliate investment	(30,692)	-	-	(30,692)
Total other expense, net	(30,692)	-	-	(30,692)

Provision for income taxes	-	-	-	-

Net Loss	$(88,608)	$(5,224)	$5,224	$(88,608)

Basic and diluted net loss per common share	$(0.00)	$-		$(0.00)

Basic and diluted weighted-average
number of common shares outstanding*	65,838,531	-		70,176,241
* Proformas as adjusted do not reflect weighted average and represents actual shares outstanding after acquisition of Amuli.

BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical July 31, 2015, balance sheet of Resort Saver, after giving effect to the acquisition. The pro forma balance sheet and statement of operations presents this transaction as if they had been consummated as of July 31, 2015, as required under Article 11 of Regulation S-X.

PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:
(a) To record the purchase of Amuli by issuance of 3,000,000 shares of common stock.
(b) To eliminate intercompany investment and calculation for goodwill and non-controlling interest.